UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2012

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 18, 2012, Oculus Innovative Sciences, Inc. (the “Company”) received a letter from the Listing Qualifications staff of The NASDAQ Stock Market LLC (“NASDAQ”), notifying the Company that, for the previous 30 consecutive business days, it failed to comply with NASDAQ Listing Rule 5550(a)(2), which requires the Company to maintain a minimum bid price of $1.00 per share for its common stock. In accordance with Listing Rule 5810(c)(3)(C), NASDAQ granted the Company a period of 180 calendar days, or until December 17, 2012, to regain compliance with the Rule.

On December 18, 2012, the Company received a second letter from NASDAQ notifying that the Company had not regained compliance with Listing Rule 5550(a)(2), which required the Company to maintain a minimum bid price of $1.00 per share of its common stock, within the grace period allowed by NASDAQ.

Although the Company failed to regain compliance with Listing Rule 5550(a)(2) by December 18, 2012, the Company has requested a hearing with NASDAQ, in which the Company can discuss its plans to regain compliance with Listing Rule 5550(a)(2), and the Company anticipates that it will be granted one. At the hearing, the Company will have an opportunity to appeal the delisting determination to a Nasdaq Hearings Panel. The Company’s request for a hearing will stay the delisting of the Company’s securities pending the hearing and a final determination by the Panel. The Company expects to provide a plan of action as required, with the intention of returning to compliance with NASDAQ’s requirements. However, there can be no assurance the Panel will grant the Company’s request for continued listing.

In its letter, NASDAQ noted that if the Company failed to gain a further extension during the hearing, the Company’s common stock would be subject to immediate delisting. To regain compliance with the minimum bid price requirement, the closing bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days.

The letter has no effect on the listing or trading of the Company’s common stock at this time. However, there can be no assurance that the Company will be able to regain compliance with Listing Rule 5550(a)(2). The Company intends to cure the bid price compliance deficiency by effecting a reverse stock split, if necessary.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to its future activities or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)
Date: December 21, 2012

/s/ Robert Miller Name: Robert Miller Title: Chief Financial Officer

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